Exhibit 10.5

Statement of Work Globalware ESD Hosting
SPSS — Globalware Electronic Software Delivery Hosting Agreement
Statement of Work

Statement of Work Globalware ESD Hosting
Table of Contents

1. Terms and Conditions	3
1.1 Duration of Statement of Work	3
1.2 Change Control	3
1.3 Deviation	3
2. Background/Summary/Overview	3
2.1 Business Engagement	3
2.2 Quality Assurance	3
3. Definitions	4
4. Scope of Services	4
4.1 Support Services	4
4.2 Training	4
4.3 Backup Copies	4
4.4 Professional Services	4
4.5 Account Management	4
4.6 Reports, Automated Files & Emails, Tracking	4
5. Assumptions, Pre-requisites and Dependencies	4
6. Service Level Remedies	4
7. Roles and Responsibilities	4
7.1 Client Team Management Role	4
7.2 Account Management Role	4
7.3 Meetings	4
7.4 Resources	4
8. Pricing, Commitment & Invoicing	4
8.1 Invoicing	4
8.2 Electronic Software Delivery Pricing	4
9. Customer email notification and email domain use	4
10. Acceptance	4

Statement of Work Globalware ESD Hosting
Statement of Work
The work set forth below is being completed under the terms and conditions of this Statement of Work (hereinafter “SOW”) and the ‘Globalware Solutions Service Agreement’, dated May 10, 2007 (hereinafter “Agreement”), between GlobalWare Solutions, Inc. (“GWS”) and SPSS Inc. (“SPSS”).
1.	Terms and Conditions
1.1 Duration of Statement of Work
This Statement of Work (SOW) is for the monthly operations of SPSS’ Electronic Software Delivery (ESD) program. This SOW is for a term of two (2) years commencing on the Effective Date (hereinafter the “Initial Term”). This Statement of Work shall automatically renew for successive one (1) year terms unless it is terminated in accordance with the Agreement or a party informs the other party it does not wish to renew this Statement of Work as set forth below (hereinafter “Renewal Term”).
If GWS does not wish to renew this SOW after the Initial Term or any Renewal Term, then GWS must provide SPSS at least one (1) year written notice that they do not wish to renew this SOW. If SPSS does not wish to renew this SOW after the Initial Term or any Renewal Term, then SPSS must notify GWS in writing at least 90 days prior to the end of the current term that they do not wish to renew. Other than the above provisions this SOW cannot be terminated without cause. The terms and conditions for termination with cause are defined in Section 4 of the Agreement.
1.2 Change Control
A change in scope or needed enhancements is likely to occur and can/ will be identified by either GWS or SPSS. Any changes in scope will be managed by the GWS Account Management Team in conjunction with the appropriate SPSS counterparts. No enhancements or modifications will be made without written approval of SPSS and GWS.
1.3 Deviation
In the event that there is deviation from this SOW, GWS and SPSS will mutually discern ownership of issue and whose responsibility it will be to provide corrective action according to respective procedures.
2.	Background/Summary/Overview
2.1 Business Engagement
SPSS has chosen to engage with GWS on a non-exclusive basis as its provider of ESD on a worldwide basis. The following details in this SOW will meet the needs of SPSS business requirements inclusive of services and processes, ongoing operational activities and service level agreements (SLAs).
2.2 Quality Assurance
GWS is a certified ISO 9001-2000 company and is governed by its ISO procedures to manage and ensure the service levels within

Statement of Work Globalware ESD Hosting
3.	Definitions

“Data Share” GWS’ online system that allows SPSS to upload new or updated product information and tracks the proofing in GWS’ environment.

“GlobalView “ GWS’ online systems that provides SPSS information related to order tracking, inventory counts, etc.

“Ongoing Services” means the service being provided by GWS in hosting and delivering SPSS’ products through electronic fulfilment.

“Term” means the term of this Statement of Work.

“Support Services” means the support, maintenance, and training services that GWS will provide SPSS with respect to the ESD.

“Professional Services” refers to services that GWS may provide to SPSS outside of the terms and conditions of this Statement of Work. Professional Services may encompass, but not be limited to, consulting advisory, development, and/or integration services.

“Named Administrative User” refers to an SPSS Employee identified by SPSS that requires systems access to either GlobalView, CSTools, or both, and requiring some level of support in their use of those tools.
4.	Scope of Services

Throughout the term of this Statement of Work, GWS and SPSS agree to engage in Electronic Software Delivery meaning GWS hereby agrees to provide SPSS, and SPSS hereby agrees to purchase from GWS, Electronic Software Delivery Services, subject to the terms and conditions herein. GWS’ Electronic Software Delivery Hosting Services will provide a means for SPSS to host its proprietary software products and enable those products for download by SPSS customers by accessing a fully secured entitlement area on the GWS website.
4.1 Support Services
During the term, GWS will provide Support Services to the SPSS Named Administrative Users, which include the services described below. GWS will provide customer support based upon the following;
•	For “priority 1” issues, which are defined and considered to be issues preventing use of the system and/or a breach of information security or customer data privacy.:
•	During the GWS business operations hours Monday — Friday, 9:00 AM - 5:00 PM Pacific Standard Time (PST), SPSS may contact GWS by pager with GWS acknowledgement of receipt and request within 15 minutes.

•	Outside of the Monday — Friday, 9:00 AM — 5:00 PM PST, SPSS may contact GWS by pager with GWS acknowledgement of receipt and request within 60 minutes,

Statement of Work Globalware ESD Hosting
•	For “priority 2” issues, which are defined and considered to be degradation of service and/or performance:
•	Phone and email support Monday — Friday, 9:00 AM to 5:00 PM PST with GWS acknowledgement of receipt and request within 60 minutes,
•	For non priority 1 and 2 issues:
•	Phone and email support Monday — Friday, 9:00 AM to 5:00 PM PST with GWS acknowledgement of receipt and request by next business day,
4.2 Training
As part of the ongoing Account Management services/support, GWS will provide Named Administrative Users introductory training services or instructions as appropriate with respect to the basic use, features, and ongoing management of the Electronic Software Delivery Hosting Service. Basic use, features and ongoing management instructions or training as appropriate includes:
•	Adding new SKU’s

•	Updating exiting SKU’s

•	Removing existing SKU’s
SPSS will complete a GWS “Statement of Revision” form to account for any of the above changes enabling proper tracking/accounting of necessary changes. Any training required outside of the above items is considered to be outside the terms and conditions of this Statement of Work and therefore will require professional services at an additional fee with a separate Statement of Work between SPSS and GWS.
4.3 Backup Copies
GWS will make daily incremental and weekly full backups of SPSS’ data associated with the Electronic Software Delivery Hosting Service, including the SPSS Software, for the purpose of creating backup copies of SPSS’ data (the “Backup Copy”) for disaster recovery or other purposes. Current backup copies will be maintained both onsite and offsite of the primary GWS data center, which services SPSS’ ESD function. Backup copies will be retained for a minimum of one (1) year. In the event that GWS declares a disaster . GWS will provide point-in-time recovery to the last backup of the Electronic Software Delivery Hosting Service. This point-in-time recovery will generally be accomplished in less than 4 hours. GWS will make best efforts to ensure that this point-in-time recovery does not take more than 72 hours in the case of a catastrophic event. Back-up procedures entail storage of SPSS customer data and therefore GWS and SPSS are responsible for handling of customer data

Statement of Work Globalware ESD Hosting
as specified in Section 8 of the Agreement signed May 10, 2007. SPSS customer information should only be used to facilitate the obligations under this Statement of Work.
4.4 Professional Services
During the term of this Statement of Work, SPSS and GWS may determine that an SPSS request falls outside the terms and conditions of this Statement of Work. Should this be the case, SPSS and GWS will mutually develop a Statement of Work in support of the necessary services, including any necessary additional costs.
4.5 Account Management
The SPSS and GWS Vendor Relationship Managers (refer to section 7) are expected to be mutually involved in ongoing management of the account. The Vendor Managers will facilitate meetings and/or email communications as needed, but no less than once per calendar quarter, to address the following topics:
•	Performance issues

•	Scheduled outages of Electronic Software Delivery Hosting Service

•	Anticipated changes in service levels

•	Commitment level changes

•	Personal services requirements

•	Other periodic and germane topics
4.6 Reports, Automated Files & Emails, Tracking
It is expected that the following reports will be provided to SPSS:

Report(s)	Type / Source	Intended Audience	Frequency
SPSS down load Usage by Month	OLRM	SPSS Vendor Manager	Monthly

Ship Confirm File	GWS Automated System File	SPSS Order Management	Ad-hoc

Order Notification & Confirmation	Power Acess generates an automated Email	SPSS Customer	Ad-hoc

Order Tracking	View entire order OLRM	SPSS Customer Service	Ad-hoc

CSTOOLs allow SPSS Customer Service to interact with Power Access.

Revenue Recognition Report	OLRM	SPSS Fulfilment & Distribution	Monthly/Quarterly

Invoices	Email and USPS	SPSS Vendor Manager	Monthly — by the 5th day

Statement of Work Globalware ESD Hosting
All reports are for standard reporting available within GWS reporting systems. Any customization requested by SPSS will be quoted via a statement of revision.
5. Assumptions, Pre-requisites and Dependencies
•	The ability to host SPSS’ Electronic Software Delivery will be dependent upon the successful implementation of the Electronic Software Delivery setup project, described in a separate, mutually agreed upon Statement of Work.

•	SPSS will work with GWS to ensure access to relevant data and resources is made available as necessary to the success of project operations.
6. Service Level Remedies
6.1 The Electronic Software Delivery Service provided by GWS hereunder will not be down for more than one (1) hour per calendar month (“Service Level”).
The following items shall not be considered in determining whether GWS meets the Service Level
a)	scheduled maintenance windows and

b)	an Event of Force Majeure, as provided in the Agreement

c)	issues associated with SPSS-provided or SPSS-leased local area networks or ISP connections;

d)	SPSS’ use of unapproved or modified hardware or software with the Electronic Software Delivery Hosting Service; and

e)	issues arising from the misuse of the Electronic Software Delivery Hosting Service by SPSS, its employees, agents, customers, and/or contractors and

f)	issues with national Internet authorities, 3rd-party ISPs or Internet backbone providers having no business relationship with GWS for purposes of providing this Electronic Software Delivery Hosting Service, or the Internet in general, that are beyond the GWS’ control.
6.2 The remedies set forth below are SPSS’ sole and exclusive remedies, and GWS’ sole and exclusive liability, for interruption of the Electronic Software Delivery Hosting Service.
Credits will be issued at a rate of $500 for the second hour of downtime in a calendar month and $1000 per hour of downtime thereafter. Notwithstanding the foregoing, if the downtime occurs on the last business day of a calendar quarter, then the penalty shall be $2,000 for each hour of downtime.
In calculating the number of hours of downtime, the monthly total of downtime (minus the exceptions set forth above in section 6.1 will be calculated and one (1) hour will be subtracted. This number shall be deemed the “Monthly Downtime.” Partial hours will be rounded up to the next full hour for purposes of calculating SLA credits.
1.	SPSS shall notify GWS in writing within thirty (30) days of the close of each calendar month that a service level violation has occurred.

2.	GWS will issue SPSS an SLA credit and apply that credit to the upcoming monthly invoice. If this Statement of Work is terminated and SPSS cannot use the credits, then GWS shall send SPSS a check for the total remaining credit within thirty (30) days from the termination date.

3.	Credits due (if any) will be calculated monthly and will be based on cumulative down time per month

4.	Downtimes will be calculated from the time SPSS notifies GWS that there is an outage to the time GWS has communicated to SPSS that the outage has been resolved.

Statement of Work Globalware ESD Hosting
5.	If there is down time, resulting in service level violations in any two out of three consecutive calendar months, SPSS may terminate this Statement of Work without penalty on (30) days’ prior written notice to GWS.

6.	GWS and SPSS will agree on the contents and process of the availability reporting. If GWS’ current availability reporting is not adequate to prove to both parties the duration and scope of an outage, GWS agrees to make available to SPSS a mutually agreeable availability reporting solution.
6.3 Should GWS experience an outage affecting both the delivery of ESD Services and Trialware Services, GWS’ obligation for paying penalties to SPSS shall be limited to those in this SOW as stated above. No additional penalty will be incurred as stated in the separate SOW signed by both parties for Trialware Hosting Services.
7. Roles and Responsibilities
7.1 Client Team Management Role
▪	Implements SOW, manages change, and integrates services for new requirements

▪	Identifies and aligns internal GWS resources by location globally and departments as required to support current or requirements

▪	Identifies Account Manager (AM) requirements globally and coordinates team dedicated to SPSS

▪	Identifies lines of communication and paths of escalation internally and with SPSS

▪	Establishes and maintain program for Continuous Improvement

▪	Coordinates special projects (i.e SPSS Prentice Hall) or events (i.e.SPSS EOQ)

▪	Coordinates Quarterly Business Reviews (QBR) to measure performance and improve business relationship

▪	Serves as escalation point from Account Manager and/ or SPSS to Director of Client Services and Quality Assurance
7.2 Account Management Role
Account Management is the method by which SPSS and GWS interact on an operational basis. This sets the stage for what’s expected of both parties to ensure that the lines of communication are always open and methods for communicating with one another have been fully defined and agreed upon. SPSS requires that GWS is available to answer order and account inquiry questions, and to report problems that SPSS may be experiencing via phone and/or email. In general, it is expected that Account Management from GWS and SPSS account for the following:
▪	Ensure there is consistent contact and communication about relationship and any special needs for escalation and/or system alerts

▪	Ensures that service levels of SOW are being maintained

▪	Financial management to ensure ongoing fees and invoices are accurate and any additional work is scoped and accounted for

▪	Specifically, SPSS will be required to:
o	Participate in meetings

o	Provide information on up-coming releases or any activities that will have an impact to the SPSS / GWS relationship

o	Identify improvement opportunities

o	Ensure quarterly score carding

Statement of Work Globalware ESD Hosting
o	Follow-up on SPSS action items for closure
▪	Specifically, GWS will be required to:
o	Coordinate and enable SPSS to perform system availability reviews

o	Identify improvement opportunities

o	Coordinate and distribute materials for formal meetings

o	Follow-up on GWS action items for closure

o	Identification of any GWS major changes (Systems, organizational, etc.) that could have an impact on the SPSS / GWS relationship

o	Perform review of access controls
7.3 Meetings
It is expected that Account Management meetings will occur for the following areas:

Meetings	Frequency	Meeting Content
Vendor Management Meetings	Bi-Weekly - 2nd and 4th Tuesday of each month	New Product Releases Issues, etc

Business Review Meetings	Quarterly- 2nd Tuesday of each quarter	Quarterly Vendor Score Card and Service Level reviews Inventory Reviews
SPSS Physical Fulfilment & Distribution
Improvement opportunities
Review GWS access lists (see Appendix D)
Discuss Upcoming Changes

Ad-hoc Meetings	As Needed	Address issues that require immediate attention
7.4 Resources
The following resources are those identified as critical to the daily activities and monitoring of the service provided. Additional SPSS and GWS resources may be incorporated in necessary discussions as necessary on a periodic basis.

Resource Group	Member	Key Responsibilities
Vendor Manager — SPSS	Rich Berkman Director E-Business Solutions	Represent SPSS in managing the on-going relationship with GWS

Account Manager	Jerry Alexander	Represent GWS in managing the ongoing relationship and general account management activities with SPSS

Service Level Manager	Terry Schohn Vice President, Corporate Administration	Represent SPSS in monitoring contractual service levels. Accountable to SPSS customers to maintain level of service in their respective regions.

Statement of Work Globalware ESD Hosting
8.	Pricing, Commitment & Invoicing
8.1 Invoicing
▪	GWS AM will track costs according to contracted fees for goods and services

▪	GWS AM will manage POs and will create system sales orders and monitor invoice process

▪	GWS Finance will generate invoices for goods on an ongoing basis

▪	GWS Finance will generate an invoice for services on a monthly basis
Invoicing and payment terms are stated in Section 3. Compensation within the Agreement, dated May 10, 2007
8.2 Electronic Software Delivery Pricing

One Time Setup
Item	Fee	Monthly Fees
Recurring Monthly Fees

Flat Monthly Rate for hosting and operation and all-you-can-eat up to 1.2 Terabytes (est. about 2000 downloads @ 300Mb each).	N/A	$14,000/month

Cost for each additional committed Terabyte per month	N/A	$1,975.00 per committed Terabyte

Cost per Megabyte above SPSS’ committed monthly Terabyte level.	N/A	$.015 per megabyte

Per user “Entitlement Management”, unlimited user Entitlement Management areas.	N/A	Waived

Call Center Support

Customer Service Tools Setup (inc 10 reps)	$1200

Training for CS reps	$1000 per session

Setup additional reps	$600/batch up to 10

Maintenance for CSTOOLS, includes 2nd level support for up to 5 incidents per month	N/A	$300 up to 50 reps

Reporting

Online Report Manager reporting application, includes orders, inventory, shipping, downloads, download regulatory reports, serial number tracking, traffic.	Included	Included
Initial setup costs include the one time setup of unlimited SPSS SKUs for the ESD implementation, which must be provided by April 1, 2008. Any SKUs added after the first release to SPSS are subject to the SKU add or change fee structure included as an addendum to the Agreement.

Statement of Work Globalware ESD Hosting
The prices set forth above cannot be changed during the Initial Term of this Statement of Work. Thereafter, the pricing can be increased prior to each renewal term by no more than five (5) percent over the prior year’s prices.
9. Customer email notification and email domain use
SPSS protects its name and image vigorously, including the use of the SPSS name in email addressing and domain names. It has been recognized that for most effective communications of order notifications and order confirmations via email, the email must be sent directly by GWS. In order to establish the fact that the email communication to the customer is coming from SPSS, it is desirable to have the SPSS name appear in the email address.
SPSS authorizes GWS to utilize an email address which contains the SPSS name for the sole purpose of ESD fulfillment customer notification under the terms of this agreement. Upon termination of this agreement, GWS agrees to cease all use of any SPSS name in electronic communications, relinquishes the right of ownership of any domain name that contains the SPSS name and transfers that right to SPSS. GWS will complete all necessary paperwork in order to effect this transfer.

Statement of Work Globalware ESD Hosting
10.	Acceptance

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective dually authorized officers or representatives as of the Effective Date, which is defined as the date that the last party signs.

SPSS:		GWS:
SPSS Inc.		GlobalWare Solutions, Inc.
233 S. Wacker Drive, 11th floor,		200 Ward Hill Ave
Chicago, Illinois 60606		Haverhill, MA 01835

Signed and Agreed By:		Signed and Agreed by:

/s/ Raymond H. Panza	April 7, 2008	/s/ John P. Viliesis	3-28-08

(Signature)	(Date)	(Signature)	(Date)

Raymond H. Panza	EVP & CFO	John P. Viliesis	CFO

(Name)	(Title)	(Name)	(Title)